Exhibit 10.67

THIRD AMENDMENT TO THE

PENSION PLAN OF

CONSTELLATION ENERGY GROUP, INC.

(Amended and Restated Effective January 31, 2012)

WHEREAS, Exelon Corporation (the “Company”) sponsors the Pension Plan of Constellation Energy Group, Inc. (Amended and Restated Effective January 31, 2012) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to reflect additional guidance issued with respect to Section 436 of the Internal Revenue Code of 1986, as amended, to clarify the definition of “highly compensated employee” applicable under the Plan, to clarify the benefit formula for rehired employees, to limit participation in the Plan on and after January 1, 2013 and to make certain other changes.

NOW, THEREFORE, RESOLVED, that pursuant to the power of amendment contained in Article IX of the Plan, the Plan is amended effective January 1, 2013, except as otherwise stated below, as follows:

1. Section 1.1 of the Plan is amended to read as follows:

1.1 Automatic PEP Participation—Except as provided in 1.2 and the last sentence below, each Full-Time Employee of the Company, or of those subsidiaries and affiliates of the Company which are designated by the Board of Directors (as reflected in Appendix G), shall become a Participant in PEP on the date he/she becomes a Full-Time Employee. (Notwithstanding the previous sentence, effective July 23, 2010, Executive Group may designate such subsidiaries and affiliates if such designations have less than a $10 million impact on the Plan’s accumulated benefit obligation per designation. At least annually, the Company’s Chief Executive Officer shall report all such subsidiary and affiliate designations to the Board of Directors.) In addition, each Employee who is reemployed as a Full-Time Employee of the Company, or those subsidiaries and affiliates of the Company which are designated by the Board of Directors shall become a Participant in PEP on the date of his/her Adjusted Employment Commencement Date and shall not be eligible to participant in the Traditional Pension Plan with respect to his/her period of reemployment. An Employee classified in a job description as an On-Call Employee, a leased employee within the meaning of Code Section 414(n)(2), or a co-op, work study or summer Employee shall not become a Participant in the Plan while classified in the sole judgment of the Employer as an On-Call Employee, a leased employee, or a co-op, work study or summer Employee. Notwithstanding anything contained herein to the contrary, no Employee whose Employment Commencement Date is on or after January 1, 2013 shall be eligible to participate in the Plan, with the exception of an Employee employed by BGE Home Products & Services, LLC.

2. Section 1.2 of the Plan is amended by adding the following new sentence at the end thereof:

Notwithstanding anything contained herein to the contrary, a Participant who is reemployed as an Employee shall not be a Participant in the Traditional Pension Plan, and shall not accrue any benefits under the Traditional Pension Plan, with respect to his/her period of reemployment. The Participant’s Gross Pension under the Traditional Pension Plan shall be computed based solely on such Participant’s Credited Service and Average Pay during the Employee’s period of participation in the Traditional Pension Plan.

3. The second and third sentences of Section 3.2(d) of the Plan are amended to read as follows:

Except as provided in 3.2(e), monthly pension payments shall cease upon the Employer’s reemployment of a Participant as an Employee. If the Participant’s monthly pension payments cease as provided in the preceding sentence, upon the Participant’s subsequent termination of employment with the Employer, the Participant’s Gross Pension shall be recalculated and adjusted (including the adjustment described in 3.4(a)) and the Participant shall be given a new election with respect to the form and timing of his/her pension payments if such election otherwise would be available to the Participant

4. Section 3.2 of the Plan is amended by inserting the following new paragraph (e) at the end thereof:

3.2(e) Continued Payment of Benefits for Certain Rehired Participants. Notwithstanding anything contained herein to the contrary, a Participant who is reemployed as an Employee while receiving monthly pension payments may continue receiving such payments during his/her reemployment if the Participant executes a written waiver of his/her rights to participate in, and accrue benefits under, the Plan with respect to the Participant’s period of reemployment. The Gross Pension of a Participant described in this 3.2(e) shall not be recalculated, adjusted or increased upon the Participant’s subsequent termination of employment and such Participant shall not have an Adjusted Employment Commencement Date for purposes of the Plan.

5. The first sentence of Section 3.4(a) of the Plan is amended to read as follows:

The provisions of this 3.4(a) apply if, as described in 3.2(d), monthly pension payments cease upon the Employer’s reemployment of a Participant as an Employee, and the Participant’s Gross Pension is required to be recalculated and adjusted upon the Participant’s subsequent termination of employment with the Employer.

6. A new Section 8.13 shall be added immediately following Section 8.12 as follows:

8.13 Definition of Highly Compensated Employee for Purposes of Legal Requirements. Wherever applicable for purposes of satisfying legal requirements applicable to the Plan, the term “highly compensated employee” shall mean any Employee who performs service in the determination year and who (a) is a 5%-owner (as determined under section 416(i)(1)(A)(iii) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) both (1) is paid compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(1)(B)(ii) of the Code) from an Employer for the preceding Plan Year, and (2) is in the group of employees consisting of the top 20% of the employees of the Employer and its affiliates when ranked on the basis of compensation paid during such preceding Plan Year.

7. Appendix A-35 of the Plan is amended by replacing the last sentence thereof with the following new sentence:

No Employee whose Employment Commencement Date is on or after January 1, 2013 shall be a Participant, with the exception of an Employee employed by BGE Home Products & Services, LLC.

8. Effective January 1, 2010, a new Appendix B-4 shall be added immediately following Appendix B-3 as follows:

B-4 Benefit Restrictions as a Result of Funding – Notwithstanding any provision of the Plan to the contrary, the following benefit restrictions shall apply if the Plan’s adjusted funding target attainment percentage is at or below the following levels.

(a) Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80%, But Not Less Than 60%. If the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80% (or would be less than 80% to the extent described in subparagraph (a) 2. below) but is not less than 60%, then the limitations set forth in this paragraph (a) apply

1. 50% Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Alternate Beneficiary is not permitted to elect, and the Plan shall not pay, a lump sum distribution or other optional form of distribution that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(i)	50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii)	100% of the PBGC maximum benefit guarantee amount (as defined in Section 1.436-1(d)(3)(iii)(C) of the Treasury Regulations).

The limitation set forth in this subparagraph (a) 1. does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Alternate Beneficiary as of the annuity starting date because of the application of the requirements of this subparagraph (a) 1., the Participant or Alternate Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or Alternate Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50% limitation described in subparagraph (a) 1. (i) above or the PBGC maximum benefit guarantee amount described in subparagraph (a) 1. (ii) above, or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

2. Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 80%; or

(ii)	80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this subparagraph (a) 2. does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

(b) Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60%. If the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60% (or would be less than 60% to the extent described in subparagraph (b) 2. below), then the limitations in this paragraph (b) apply.

1. Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Alternate Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this subparagraph (b) 1. does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

2. Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 60%; or

(ii)	60% or more, but would be less than 60% if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%.

3. Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this subparagraph (b) 3., then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c) Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Alternate Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or state law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%. In addition, during such period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or state law, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%. The limitation set forth in this paragraph (c) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(d) Provisions Applicable After Limitations Cease to Apply.

1. Resumption of Prohibited Payments. If a limitation on prohibited payments under subparagraph (a) 1., (b) 1., or (c) of this Section applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

2. Resumption of Benefit Accruals. If a limitation on benefit accruals under subparagraph (b) 3. of this Section applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation Section 2530.204-2(c) and (d).

3. Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of subparagraph (b) 2. of this Section, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan

Year that meets the requirements of Section 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to subparagraph (b) 2. of this Section). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

4. Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of subparagraph (a) 2. or (b) 3. of this Section, but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e) Notice Requirement. Written notice to Participants and Beneficiaries shall be provided within 30 days, in accordance with Section 101(j) of ERISA, if the Plan becomes subject to a limitation described in subparagraph (a) 1., (b), or (c) of this Section.

(f) Methods to Avoid or Terminate Benefit Limitations. Application of one or more of the benefit limitations set forth in paragraphs (a), (b) and (c) of this Section for a Plan Year may be avoided or terminated through the use of employer contributions, by increasing the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage and by other methods in accordance with Sections 436(b)(2), (c)(2), (e)(2) and (f) of the Code and Section 1.436-1(f) of the Treasury Regulations.

(g) Plan Operations for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.

1. In General. For any period during which a presumption under Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under paragraphs (a) through (c) of this Section are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Section 436(h) of the Code and Section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in subparagraphs (g) 2. though (g) 4. below.

2. Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under paragraph (a), (b) or (c) of this Section applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g) 3. or (g) 4. below applies to the Plan:

(i)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(ii)	The first day of the current Plan Year is a section 436 measurement date.

3. Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60% but less than 70% or at least 80% but less than 90%, or is described in Section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g) 4. below applies to the Plan:

(i)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(ii)	The first day of the fourth month of the current Plan Year is a section 436 measurement date.

4. Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(i)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60%; and

(ii)	The first day of the 10th month of the current Plan Year is a section 436 measurement date.

(h) Plan Termination and Other Special Rules.

1. Plan Termination. The limitations on prohibited payments in subparagraphs (a) 1., (b) 1., and (c) of this Section do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section do not cease to apply as a result of termination of the Plan.

2. Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under paragraph (g) of this Section apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under subparagraphs (a) 2. and (b) 2. of this Section shall be based on the “inclusive presumed adjusted funding target attainment percentage” for the Plan, as such term is described in, and calculated in accordance with the rules of, Section 1.436-1(g)(2)(iii) of the Treasury Regulations.

3. Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under subparagraph (a) 1. or (b) 1. of this Section apply to payments under a social security leveling option, within the meaning of Section 436(j)(4)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

4. Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under subparagraph (b) 3. of this Section applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

5. Interpretation of Provisions. The limitations imposed by this Section shall be interpreted and administered in accordance with Section 436 of the Code and Section 1.436-1 of the Treasury Regulations.

(i) Definitions. The definitions in the following Treasury Regulations apply for purposes of this Section: Section 1.436-1(j)(1) defining adjusted funding target attainment percentage; Section 1.436-1(j)(2) defining annuity starting date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

(j) Effective Date. The rules in this Section are effective for Plan Years beginning after December 31, 2007.

9. Appendix G is amended by adding the following after “Exelon Generation Company, LLC” and adding a footnote corresponding to each item on the list to read as below:

CER Generation, LLC

Footnote: Effective April 1, 2008. For purposes of Section 4.2, Vesting Service shall be computed using as the Employment Commencement Date the date on which the Employee first performed an hour of service for this entity.

*****

IN WITNESS WHEREOF, Exelon Corporation has caused this instrument to be executed by its Senior Vice President and Chief Human Resources Officer, on this          day of December, 2013.

EXELON CORPORATION

By:
Amy E. Best Senior Vice President and Chief Human Resource Officer